FINANCIAL STATEMENTS



SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM U-1





CINERGY CORP.





AS OF SEPTEMBER 30, 1995



(Unaudited)



Pages 1 through 6

CINERGY CORP.
PRO FORMA STATEMENT OF INCOME
TWELVE MONTHS ENDED SEPTEMBER 30, 1995

                                                                  Pro Forma
                                                    Actual       Adjustments      Pro Forma
                                                (in thousands, except per share amounts)
OPERATING EXPENSES
  Other operation                                         869               -             869
  Taxes
    Income taxes                                           47               -              47
    Taxes other than income taxes                          54               -              54
                                                          970               -             970

OPERATING INCOME                                         (970)              -            (970)

OTHER INCOME AND EXPENSES - NET
  Equity in earnings of subsidiaries                  258,646               -         258,646
  Income taxes                                          1,667               -           1,667
  Other - net                                            (920)          6,250           5,330
                                                      259,393           6,250         265,643

INCOME BEFORE INTEREST AND OTHER CHARGES              258,423           6,250         264,673

INTEREST                                                2,534           6,250           8,784

NET INCOME                                           $255,889               -        $255,889

CINERGY CORP.
PRO FORMA BALANCE SHEET
AT SEPTEMBER 30, 1995

ASSETS
                                                                  Pro Forma
                                                    Actual       Adjustments      Pro Forma
                                                (in thousands)
CURRENT ASSETS
  Cash and temporary cash investments                   7,886               -           7,886
  Accounts receivable                                     167               -             167
  Notes receivable from associated
    companies                                               -         100,000         100,000

                                                        8,053         100,000         108,053
OTHER ASSETS
  Investment in subsidiaries                        2,541,641               -       2,541,641
  Other                                                   118               -             118
                                                    2,541,759               -       2,541,759

                                                   $2,549,812        $100,000      $2,649,812

CINERGY CORP.
PRO FORMA BALANCE SHEET
AT SEPTEMBER 30, 1995

CAPITALIZATION AND LIABILITIES
                                                                  Pro Forma
                                                    Actual       Adjustments      Pro Forma
                                                (dollars in thousands)
COMMON STOCK EQUITY
  Common stock - $.01 par value;
    Authorized shares - 600,000,000
    Outstanding shares - 157,139,786 Actual            $1,572               -           1,572
  Paid-in capital                                   1,585,470               -       1,585,470
  Retained deficit                                    941,652               -         941,652
    Total common stock equity                       2,528,694               -       2,528,694

CURRENT LIABILITIES
  Notes payable                                        21,000         100,000         121,000
  Accounts payable                                        530               -             530
  Accrued taxes                                          (309)              -            (309)
  Accrued interest                                        154               -             154
                                                       21,375         100,000         121,375

OTHER LIABILITIES
  Deferred income taxes                                  (258)                           (258)
  Other                                                     1                               1
                                                         (257)              -            (257)

                                                   $2,549,812        $100,000      $2,649,812

CINERGY CORP.
PRO FORMA STATEMENT OF CHANGES IN RETAINED EARNINGS
TWELVE MONTHS ENDED SEPTEMBER 30, 1995

                                                                  Pro Forma
                                                    Actual       Adjustments      Pro Forma
                                                (in thousands)

BALANCE OCTOBER 1, 1994                              $945,679               -        $945,679

  Net income                                          255,889               -         255,889
  Dividends on common stock                          (255,637)              -        (255,637)
  Other                                                (4,279)              -          (4,279)


BALANCE SEPTEMBER 30, 1995                           $941,652               -        $941,652

CINERGY CORP.

Pro Forma Journal Entries to Give Effect to the proposed $100,000,000 aggregrate investment in EnergyCos.


Entry No. 1

Cash                                                           $100,000,000
  Notes payable                                                                $100,000,000

To record issuance of notes payable.

Entry No. 2

Other interest expense                                           $6,250,000
  Cash                                                                           $6,250,000

To record interest on $100,000,000 of notes payable at 6.25%.


Entry No. 3

Notes receivable from Cinergy Investments                      $100,000,000
  Cash                                                                         $100,000,000

To record loan of $100,000,000 to Cinergy Investments.

Entry No. 4

Cash                                                             $6,250,000
  Interest Income from Cinergy Investments                                       $6,250,000

To record interest received on $100,000,000 of notes receivable at 6.25%.